                                                       EXHIBIT (e)(3)(i)


                               AMENDED SCHEDULE A

                        WITH RESPECT TO THE DISTRIBUTION

                                   AGREEMENT

                                    BETWEEN

                          ING VARIABLE INSURANCE TRUST

                                      AND

                           ING FUNDS DISTRIBUTOR, LLC

                                                 LAST CONTINUED/
           FUND *                                APPROVED BY BOARD       REAPPROVAL DATE
---------------------------------------------    -----------------      -----------------
ING GET U.S. Core Portfolio - Series 1            February 25, 2003     September 1, 2004

ING GET U.S. Core Portfolio - Series 2            February 25, 2003     September 1, 2004

ING GET U.S. Core Portfolio - Series 3             August 21, 2003      September 1, 2004

ING GET U.S. Core Portfolio - Series 4             August 21, 2003      September 1, 2004

ING GET U.S. Core Portfolio - Series 5             August 21, 2003      September 1, 2004

ING GET U.S. Core Portfolio - Series 6             August 21, 2003      September 1, 2004

ING GET U.S. Opportunity Portfolio - Series 1     February 25, 2003     September 1, 2004

ING GET U.S. Opportunity Portfolio - Series 2     February 25, 2003     September 1, 2004

* This Schedule A to the Distribution Agreement will be effective with respect to the Funds upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.